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                                                                    EXHIBIT 23.2

                               ATTORNEYS' CONSENT

     The consent of Freedman, Levy, Kroll & Simonds to the use of Exhibit 5 hereto, and to the references to their name under the heading "Legal Matters" in the Prospectus constituting a part of this Registration Statement, is included in that Exhibit.